EXHIBIT 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London Los Angeles New York The Woodlands Washington, DC
August 28, 2009
Enterprise GP Holdings L.P.
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to Enterprise GP Holdings L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on August 28, 2009. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) units representing limited partner interests in the Partnership by the Partnership (the “Units”) and (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), by the Partnership. The Units and the Debt Securities are referred to herein collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus Supplements. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.
     The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities, in the form filed as Exhibit 4.1 to the Registration Statement, between the Partnership and the trustee (the “Senior Indenture”) and (ii) an indenture governing subordinated debt securities, in the form filed as Exhibit 4.2 to the Registration Statement, between the Partnership and the trustee (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).
     In arriving at the opinions expressed below, we have examined the following:
     (i) the Certificate of Limited Partnership (the “Partnership Certificate”) and the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, in each case as amended to date;

Enterprise GP Holdings L.P.
August 28, 2009

     (ii) the Certificate of Formation (the “GP Certificate”) and the Third Amended and Restated Limited Liability Company Agreement (the “GP LLC Agreement”) of EPE Holdings, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), in each case as amended to date;
     (iii) the Registration Statement;
     (iv) the Prospectus;
     (v) the forms of the Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement; and
     (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Partnership and the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions expressed below with respect to the Securities, we have assumed that:
     (i) the Partnership Certificate and Partnership Agreement, the GP Certificate and GP LLC Agreement, each as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;
     (ii) the consideration paid for any Units will comply with Article V of the Partnership Agreement;
     (iii) any supplemental indenture to either of the Indentures and any resolution of the board of directors and/or any officers’ certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors and/or officers’ certificate; and

Enterprise GP Holdings L.P.
August 28, 2009

     (iv) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the Partnership, and the incurrence and performance of the Partnership’s obligations thereunder or in respect thereof (including, without limitation, its obligations under each of the Indentures with respect to Debt Securities issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Partnership Certificate and Partnership Agreement and the GP Certificate and GP LLC Agreement, each as amended to date, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the General Partner and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. With respect to the Units, assuming (a) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (b) such Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable, except as such nonassessability may be affected by (i) the matters described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors—Risks Inherent in an Investment in Us—Unitholders’ liability as a limited partner may not be limited, and our unitholders may have to repay distributions or make additional contributions to us under certain circumstances” and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act.
     2. With respect to any series of Debt Securities to be issued under either of the Indentures, assuming (a) such Indenture, has been duly authorized and validly executed and delivered by or on behalf of the Partnership and by the trustee under such Indenture, (b) the applicable supplement, if any, to such Indenture, has been duly authorized and validly executed and delivered by or on behalf of the Partnership and by the trustee under such Indenture, or the applicable resolution of the board of directors of the General Partner has been duly authorized and validly executed and delivered by the General Partner, or the applicable officers’ certificate has been validly executed and delivered by a duly authorized officer of the General Partner, in each case, in accordance with the terms of such Indenture, (c) such Indenture, as then and

Enterprise GP Holdings L.P.
August 28, 2009

theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (d) the Partnership has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will be validly issued and will constitute valid and legally binding obligations of the Partnership.
     Our opinions in paragraph 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
     With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Partnership, as applicable, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.
     We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Andrews Kurth LLP